Exhibit 10.26
                 AGREEMENT FOR PURCHASE AND SALE


                                OF


                              ASSETS


                                OF


        PARK HEATING AND AIR CONDITIONING SUPPLY CO., INC.

                           by and among


                        PAMECO CORPORATION


        PARK HEATING AND AIR CONDITIONING SUPPLY CO., INC.


                               and


                        GB HOLDINGS, INC.




                       Dated June 26, 1998

            AGREEMENT FOR PURCHASE AND SALE OF ASSETS
      OF PARK HEATING AND AIR CONDITIONING SUPPLY CO., INC.


          THIS AGREEMENT is made and entered into on this 26th day of June, 1998, by and among PAMECO CORPORATION, a Georgia corporation ("PURCHASER"), PARK HEATING AND AIR CONDITIONING SUPPLY CO., INC., an Illinois corporation ("Seller"), and GB HOLDINGS, INC., an Illinois corporation ("PARENT").

                       W I T N E S S E T H:

          WHEREAS, Seller is engaged in the business of wholesale distribution of heating, ventilating, air conditioning and refrigeration systems and equipment at the seven business locations identified in EXHIBIT A attached hereto (the "SELLER'S
BUSINESS"); and

          WHEREAS, Parent owns all of the issued and outstanding shares of capital stock of Seller and is joining in the representations, warranties, covenants, agreements and indemnities contained herein as a material and essential inducement to Purchaser entering into this Agreement; and

          WHEREAS, upon the terms and subject to the conditions contained in this Agreement, Seller desires to sell, convey, transfer and assign to Purchaser, and Purchaser desires to purchase and acquire from Seller, substantially all of the assets which are used by Seller in the conduct and operation of the Seller's Business;

          NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.    PURCHASE AND SALE

          1.1. PURCHASE AND SALE OF ASSETS. Subject to the terms and conditions contained herein, Seller hereby sells, assigns, transfers and conveys to Purchaser, and in reliance on and subject to the representations, warranties, covenants and agreements contained herein, Purchaser hereby purchases and acquires from Seller, all right, title and interest in and to all of the assets and properties of Seller (all of such assets and properties are referred to collectively as the "TRANSFERRED ASSETS"), free and clear of all Liens (such term and certain other capitalized terms being defined in ARTICLE 11). The Transferred Assets shall include without limitation (except as expressly provided in SECTION 1.2) the following:

          (a)  all of Seller's machinery, equipment,
computers, vehicles, furniture, office equipment and other tangible personal property used in the operation of the Seller's
Business, including without limitation each of the items identified on SCHEDULE 1.1(a) (collectively, the "TANGIBLE
ASSETS");

          (b) all of Seller's inventories used or useful in the operation of the Seller's Business, including without limitation those described and identified in SCHEDULE 1.1(b)
(collectively, the "INVENTORIES");

          (c) all of Seller's trade accounts receivable arising from the operation of the Seller's Business, including without limitation those identified in SCHEDULE 1.1(c)
(collectively, the "RECEIVABLES");

          (d) all of Seller's right, title and interest under the material contracts and agreements identified in
SCHEDULE 1.1(d) (the "ASSIGNED CONTRACTS");

          (e)  all of the trade names under which each
location of the Seller's Business has been operated in the last twelve months as set forth in EXHIBIT A;

          (f) all prepaid expenses, advances, deposits, promotional discounts, rebates, refunds and all similar rights and claims constituting or relating to the operation of the Seller's Business;

          (g) to the extent transferable, all franchises, certificates, licenses, permits, orders, approvals and other authorizations from any Government (as defined in ARTICLE 11) or self-regulatory organizations relating to the operation of the Seller's Business or to any Transferred Assets; and

          (h) all of Seller's right, title and interest in and to all other operating assets of the Seller's Business, including (i) all of Seller's business, proprietary or confidential information related to the Seller's Business; (ii) all of Seller's telephone and facsimile numbers; (iii) all rights in and to insurance and indemnity claims relating to the other Transferred Assets; (iv) all rights, choses in action and claims (known or unknown, matured or unmatured, accrued or contingent) against third Persons (as defined in ARTICLE 11) arising out of or related to the other Transferred Assets; and (v) all goodwill and going concern rights associated with the Seller's Business.

          1.2. EXCLUDED ASSETS. Notwithstanding anything in this Agreement to the contrary, the Transferred Assets shall not include the following assets and properties (the "EXCLUDED ASSETS"): (a) all cash and cash equivalents; (b) all right, title and interest of Seller under or related to this Agreement and the agreements, instruments and documents executed in connection herewith; and (c) the items listed on SCHEDULE 1.2.

          1.3. ASSUMPTION OF CERTAIN LIABILITIES. Purchaser hereby assumes and agrees to pay or perform, in accordance with their terms, (a) all of the trade accounts payable arising from the Seller's Business which have been incurred in the ordinary course of business through the Closing Date which are reflected on the Closing Date Balance Sheet (as defined in SECTION 1.10),
(b) all expenses incurred by Seller in the ordinary course of business and consistent with past practices through the Closing Date which are reflected on the Closing Date Balance Sheet, (c) all executory obligations under the Assigned Contracts arising

after the Closing Date, and (d) the specific Liabilities identified on SCHEDULE 1.3, but only up to the amount specified with respect thereto on such Schedule (collectively, the "ASSUMED LIABILITIES"). Purchaser's assumption of the Assumed Liabilities shall in no way expand the rights or remedies of third parties against Purchaser as compared to the rights and remedies which such parties would have had against Seller had the transactions contemplated by this Agreement not been consummated.

          1.4. OBLIGATIONS NOT ASSUMED. Except for the Assumed Liabilities (which shall not include any obligation or Liability (as defined in ARTICLE 11) arising from any default, breach, misfeasance, malfeasance or nonfeasance by Seller), Purchaser shall not assume any Liability of Seller of any kind, and Seller shall pay, satisfy and perform all of its Liabilities (other than the Assumed Liabilities), which may affect in any way the Transferred Assets or the operation of the Seller's Business (collectively, the "EXCLUDED LIABILITIES"). Without limiting the generality of the foregoing, the Excluded Liabilities shall include, and under no circumstances shall Purchaser be deemed to assume any Liability of Seller arising out of or relating to:
(a) any actual or alleged tortuous conduct of Seller or any of its employees or agents; (b) any Liabilities pertaining to products sold by Seller prior to the Closing Date, including without limitation product liability claims and returns; (c) any claim for breach of warranty or contract by Seller pertaining to products sold by Seller prior to the Closing Date; (d) any claim based on events, acts or omissions existing on or occurring prior to the Closing Date predicated on strict liability or any similar legal theory; (e) any actual or alleged violation of any Law (as defined in ARTICLE 11) in effect prior to the Closing (as defined in Section 1.8), including any Environmental Law (as defined in
ARTICLE 11); (f) any business or business activities of Seller which are not part of the operation of the Seller's Business; (g) any Liability for Taxes (as defined in ARTICLE 11) of any kind or character from the operation of the Seller's Business prior to the Closing; (h) any Liability relating to an Excluded Asset; (i) except for accrued vacation expenses reflected on the Closing Date Balance Sheet, any Liability of Seller in connection with employee compensation expenses with respect to periods prior to the Closing, including without limitation payroll, benefits, severance, commissions, withholding Taxes and any Liabilities under any ERISA Plan (as defined in SECTION 3.18), including without limitation any Liability of Seller under ERISA; (j) any Liability of Seller incurred in connection with the transactions contemplated by this Agreement, or (k) any other Liabilities which otherwise arise or are asserted by reason of the conduct of the Seller's Business prior to the Closing Date or events, acts (or failures to act) or transactions occurring or conditions existing on or before the Closing Date. Notwithstanding any other provision of this Agreement, the obligations of Seller with respect to all Liabilities other than the Assumed Liabilities shall survive the Closing and the transactions contemplated by this Agreement.

          1.5. GENERAL TAXES. Except for sales taxes assumed pursuant to SECTION 1.3, Seller shall be responsible for the payment of all sales, use, excise, transfer, value added and similar taxes imposed by any Government in any jurisdiction in connection with the transactions contemplated by this Agreement.

          1.6. PRORATION. There shall be prorated between Purchaser and Seller as of the close of business on the Closing

Date, the following accrued or prepaid items relating to the Seller's Business: rents, utilities and other payments due under the Assigned Contracts. Such proration shall be determined by the parties within sixty (60) days after the Closing Date.

          1.7. ALLOCATION. The Purchase Price shall be allocated among the Transferred Assets as set forth in Schedule 1.7 in conformity with SECTION 1060(b) of the Internal Revenue Code of 1986, as amended (the "CODE"), and the regulations promulgated thereunder on the basis mutually agreed therein by Purchaser and Seller. After the Closing Date, the parties shall mutually make any adjustments required to such allocations, and the parties agree to: (i) cooperate in filing all information required by
SECTION 1060(b) of the Code and the regulations thereunder; (ii) to take no position on or with respect to any income tax return, report or filing (including, without limitation, amendments thereto) inconsistent with such allocation; (iii) to promptly notify the other party if the Internal Revenue Service questions or challenges the allocations; and (iv) to cooperate with one another to sustain the allocations.

          1.8. CLOSING. (a) Unless this Agreement is earlier terminated pursuant to ARTICLE 9, and subject to the satisfaction or waiver (by the party entitled to the benefit thereof) of each of the closing conditions set forth in ARTICLES 6 and 7, consummation of the transactions contemplated in this Agreement (the "CLOSING") shall take place on or before June 26, 1998 or such later date as the parties may mutually agree in writing (the "CLOSING DATE").

          (b)  At the Closing:

               (i) Seller shall convey to Purchaser all of the Transferred Assets, free and clear of any and all Liens, and in furtherance thereof shall deliver to Purchaser (x) an Assignment and Bill of Sale in the form of EXHIBIT B attached hereto, (y) an incumbency certificate, dated the Closing Date, with respect to the officers of Seller and Parent, and (z) a copy of the resolutions of the boards of directors of Seller and Parent, duly certified by their respective Secretaries or Assistant Secretaries as of the Closing Date, authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated herein, together with such other deeds, bills of sale, assignments, certificates of title, documents and other instruments of transfer and conveyance as Purchaser and its legal counsel shall reasonably request.

               (ii) Upon such delivery by Seller, Purchaser shall pay the cash portion of the Preliminary Purchase Price (as defined in SECTION 1.9), less the sum of (A) $22,500 plus (B) the amount of the Escrow Fund (as defined in SECTION 1.8(b)(iii)) in accordance with
          SECTION 1.9 by wire transfer of immediately available funds to a U.S. bank account specified in writing by Seller, and Purchaser shall assume the Assumed Liabilities by delivering to Seller an Assumption Agreement in the form of EXHIBIT C attached hereto. Purchaser shall also deliver to Seller and Parent (x) an incumbency certificate, dated the Closing Date, with

          respect to the officers of Purchaser and (y) a copy of the resolutions of Purchaser's board of directors, duly certified by the Secretary or Assistant Secretary of Purchaser as of the Closing Date, authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated herein.

               (iii) Purchaser shall deposit $1,000,000 (the "INITIAL DEPOSIT") with the First Union National Bank ("ESCROW AGENT") to be invested, held and distributed in accordance with that certain Escrow Agreement mutually acceptable to the parties and dated the Closing Date, among Purchaser, Seller and Escrow Agent, in the form of EXHIBIT D attached hereto (such sum, together with all interest thereon and other accretions thereto, the "ESCROW FUND").

          (c) All deliveries, payments and other transactions and documents relating to the Closing shall be interdependent and none shall be effective unless and until all are effective (except to the extent that the party entitled to the benefit thereof has waived satisfaction or performance thereof as a condition precedent to the Closing).

          1.9.  PRELIMINARY PURCHASE PRICE.

          (a)  The parties agree that, based upon the Reference
Date Balance Sheet (as defined in SECTION 3.6), the "PRELIMINARY
PURCHASE PRICE" shall be $22,500,000 ("INITIAL CASH PORTION") plus the assumption of the Assumed Liabilities.

          (b) Prior to Closing the parties will mutually agree upon a balance sheet reflecting the assets and liabilities of the Seller's Business as of the Closing Date (the "ESTIMATED CLOSING
DATE BALANCE SHEET").   The Initial Cash Portion shall be
adjusted dollar for dollar as follows: (i) with respect to the value of the Transferred Assets (A) upward to the extent the value of the Transferred Assets as reflected on the Estimated Closing Date Balance Sheet ("INTERIM TRANSFERRED ASSETS VALUE") exceeds the value of the Transferred Assets as reflected on the Reference Date Balance Sheet ("INITIAL TRANSFERRED ASSETS VALUE"), or (B) downward to the extent the Interim Transferred Assets Value is less than the Initial Transferred Assets Value; and (ii) with respect to the amount of the Assumed Liabilities
(A) downward to the extent the amount of the Assumed Liabilities as reflected on the Estimated Closing Date Balance Sheet ("INTERIM ASSUMED LIABILITIES VALUE") exceeds the amount of the Assumed Liabilities as reflected on the Reference Date Balance Sheet ("INITIAL ASSUMED LIABILITIES VALUE"), or (B) upward to the extent the Interim Assumed Liabilities Value is less than the Initial Assumed Liabilities Value. Such resulting adjusted value shall be referred to herein as the "INTERIM CASH PORTION".

          (c) Except as expressly provided in this SECTION 1.9(c), the Estimated Closing Date Balance Sheet shall be prepared in accordance with GAAP (as defined in ARTICLE 11), consistently applied. The amount of equipment and other tangible personal property reflected on the Estimated Closing Date Balance Sheet shall be based on a physical count conducted immediately prior to the Closing. The amount of inventory reflected on the Estimated Closing Date Balance Sheet shall be based on the perpetual records of Seller, provided, that the amount of

inventory reflected on the Closing Date Balance Sheet shall be based on a "large cycle count" or, at Purchaser's request, a physical count conducted within 30 days following the Closing and such inventory shall be valued at the lower of Seller's cost or its fair market value on the date of Closing (with risk of loss or damage from the Closing Date through the later of the large cycle count or the physical count, if any, being borne by Seller), and tangible fixed assets shall be included on the Estimated Closing Date Balance Sheet only if they are identifiable, and those which are identifiable shall be reflected at their book value (net of depreciation).

          1.10. PREPARATION OF CLOSING DATE BALANCE SHEET; DETERMINATION OF PURCHASE PRICE. (a) Within 60 days after the Closing Date, Seller will prepare and deliver to Purchaser a balance sheet with respect to the Seller's Business (the "DRAFT BALANCE SHEET") as of the start of business on the Closing Date, and a written calculation of the value of the Transferred Assets ("FINAL TRANSFERRED ASSETS VALUE") and Assumed Liabilities ("FINAL ASSUMED LIABILITIES VALUE") each as reflected on the Draft Balance Sheet (the "CALCULATION"). Seller will prepare the Draft Balance Sheet in accordance with GAAP, consistently applied, with the exceptions noted in SECTION 1.9(c).

          (b) Purchaser shall have 15 days after receiving the Draft Balance Sheet and the Calculation in which to deliver written notice of objection thereto to Seller. Failure to object in writing within such 15 day period shall constitute Purchaser's final and binding acceptance of the Draft Balance Sheet and the Calculation. If Purchaser and Seller cannot agree upon the Draft Balance Sheet and the Calculation within 15 days after Seller receives Purchaser's written notice of objection, if any, then an independent accounting firm mutually acceptable to Purchaser and Seller (the "ARBITRATING ACCOUNTANTS") shall be employed as arbitrator hereunder to resolve such dispute as soon as practicable. In connection with the resolution of any dispute, the Arbitrating Accountants shall have reasonable access to all documents relating to the dispute and the facilities at which such documents are located in order to perform its functions as arbitrator. The fees and expenses of the Arbitrating Accountants shall be shared equally by Purchaser and Seller.

          (c) The determination of the Arbitrating Accountants will be conclusive and binding upon the parties and shall be reflected in a final balance sheet with respect to the Seller's Business approved or prepared by such Arbitrating Accountants in accordance with the principles set forth in SECTION 1.9(c). The balance sheet setting forth the final determination of the Calculation pursuant to this SECTION 1.10, whether the Draft Balance Sheet (if Purchaser and the Seller reach an agreement), any other balance sheet mutually agreed to by the parties, or the balance sheet approved or prepared by the Arbitrating Accountants, as the case may be, shall be referred to herein as the "CLOSING DATE BALANCE SHEET."

          (d) The parties shall then determine the adjustment to the Interim Cash Portion of the Preliminary Purchase Price dollar for dollar as follows: (i) with respect to the value of the Transferred Assets (A) upward to the extent the value of the Transferred Assets as reflected on the Closing Date Balance Sheet ("FINAL TRANSFERRED ASSETS VALUE") exceeds the Interim Transferred Assets Value, or (B) downward to the extent the Final Transferred Assets Value is less than the Interim Transferred

Assets Value; and (ii) with respect to the amount of the Assumed Liabilities (A) downward to the extent the amount of the Assumed Liabilities as reflected on the Closing Date Balance Sheet ("FINAL ASSUMED LIABILITIES VALUE") exceeds the amount of the Interim Assumed Liabilities Value, or (B) upward to the extent the Final Assumed Liabilities Value is less than the Interim Assumed Liabilities Value. Such final cash portion shall be referred to herein as the "FINAL CASH PORTION", which, together with the Assumed Liabilities (as adjusted on the Closing Date Balance Sheet) and the Contingent Purchase Price Payment (as defined in SECTION 1.12) shall be the "PURCHASE PRICE".

          (e)  Within three business days of the final
determination of the Calculation, (i) Purchaser shall pay to Seller an amount equal to the amount by which the Final Cash Portion exceeds the Interim Cash Portion, by wire transfer of immediately available funds to a U.S. bank account specified in writing by Seller, or (ii) Seller shall pay to Purchaser the amount by which the Final Cash Portion is less than the Interim Cash Portion; provided that such payment shall be made first from the Escrow Fund, to the extent thereof, and thereafter by Seller, by wire transfer of immediately available funds to a U.S. bank account specified in writing by Purchaser.

          1.11.  COLLECTION OF RECEIVABLES.    ( SEQ lvl6 \*
alphabetic \* MERGEFORMAT  seq lvl7 \h \r0 a)     Prior to the
Closing, Seller shall provide Purchaser an interim schedule describing in reasonable detail each of the accounts receivable existing as of 5 days prior to the Closing. Seller shall provide an update to such schedule within 5 days after Closing, describing in reasonable detail each of the Receivables purchased hereby. During the 90-day period immediately following the Closing (the "COLLECTION PERIOD"), Ronald Greenspon ("GREENSPON") shall, on behalf of Purchaser and subject to supervision by Purchaser, manage the process of collection of the payments from the account debtors of the purchased accounts receivable. Seller and Parent shall, jointly and severally, indemnify Purchaser and its Affiliates from and against any and all claims, demands, actions, damages, losses, liabilities and expenses (including reasonable attorneys' fees and amounts paid in settlement) suffered by Purchaser or its Affiliates by reason of or arising out of any defense, setoff, counterclaim, recoupment, or reduction of liability whatsoever of any account debtors under the purchased accounts receivable.

          (b) During the Collection Period, Greenspon shall, on behalf of Purchaser and subject to supervision by Purchaser, have the exclusive right to manage the process of collection of the purchased Receivables; provided, however that Greenspon shall not engage an outside collection firm or attorneys to collect any such Receivables without Purchaser's prior written consent, which consent may not be unreasonably withheld so long as the use of such collection firm is consistent with the Seller's past practice. Any fees or expenses paid, directly or indirectly, to any collection firm or attorneys in connection with the collection of the Receivables will be applied against the bad debt reserve with respect to the Receivables, or if such fees exceed such reserve, against the amount collected with respect to the Receivables. Seller shall not, directly or indirectly, engage in any collection efforts with respect to the purchased Receivables other than with respect to receivables the collection

of which has been relinquished by Purchaser to Seller. Notwithstanding anything to the contrary contained herein, all payments from the account debtors of the purchased Receivables shall be applied strictly in the manner directed by such account debtors. If the payments received from any account debtor do not contain instructions as to the application of such payments, Greenspon shall contact each such account debtor and obtain written instructions as to the manner of application of such payments.

          (c) Any Receivables which are not collected by Purchaser within the Collection Period may be deemed uncollectible (the "UNCOLLECTIBLE RECEIVABLES"), and Purchaser may, at its sole discretion and upon written notice to Seller given within 120 days after the Closing, assign such Uncollectible Receivables to Seller. The assignment of the Uncollectible Receivables shall occur on such day as the parties may mutually agree, but no later than 135 days after the Closing. Purchaser shall execute and deliver to Seller any instruments of assignment reasonably requested by Seller to effect such assignment. Upon such assignment, Seller shall be entitled to all subsequent collections with respect to such Uncollectible Receivables for Seller's own account and to retain any amounts received.
Following such assignment, neither Purchaser nor the Division shall pay or incur any costs or expenses in connection with the collection of such Uncollectible Receivables, and Seller shall not use any individual employed by Purchaser or Seller or any of Seller's Affiliate who provides management services under the Management Services Agreement (as defined in SECTION 2.15) to collect such Uncollectible Receivables if the use of any such individual would be contrary to the allocation of time and resources under the Management Services Agreement.

          (d) If Purchaser assigns any Uncollectible Receivables to Seller, Seller shall pay to Purchaser, immediately upon such assignment, in cash, an amount equal to the book value of such assigned Uncollectible Receivables as reflected on the Closing Date Balance Sheet. Such payment shall be made first from the Escrow Fund, to the extent thereof, and thereafter by Seller.

          (e) If Purchaser collects an amount equal to the Receivables and any amount reserved on the books and records of Seller, then, to the extent that such amounts previously reserved are collected ("EXCESS RECEIVABLES"), Seller shall be entitled to a cash payment equal to such Excess Receivables.

           1.12.  CONTINGENT PURCHASE PRICE PAYMENTS.
For the two years immediately following the Closing (each, an "EARNOUT YEAR"), Purchaser shall maintain directly or pursuant to the Management Services Agreement an accounting system capable of recording and generating reports of the revenues and expenses of the seven business locations identified in Exhibit A and acquired pursuant to this Agreement and such additional locations, if any, as may be mutually agreed upon hereafter by the parties (such locations, collectively, being referred to herein as the "DIVISION"); provided, however, that for purposes of this SECTION 1.12, the Division shall not include any location added to the Division pursuant to SECTION 1.13. If during either of such two Earnout Years, the Division's Operating Income (as defined below) equals or exceeds $3,600,000, then on and subject to the terms and conditions of this SECTION 1.12, Purchaser shall pay to Seller, as additional consideration, an amount equal to

fifty percent (50%) of the Division's Operating Income for the Earnout Year in which such target is equaled or exceeded ("EARNOUT PAYMENT"). For purposes of this SECTION 1.12, "DIVISION'S OPERATING INCOME" shall mean (i) the net operating income of the Division as determined in accordance with GAAP, with the same adjustments to GAAP made to reflect the calculation of net income reflected on the Reference Date Income Statement (as defined in SECTION 3.6) previously submitted to Purchaser and attached hereto as part of Schedule 3.6 (such calculation to be made without regard to (x) any amortization or depreciation based on any write-up of the book value of the Transferred Assets by Purchaser based on the transactions contemplated by this Agreement and (y) the fees and expenses incurred by Purchaser in connection with the consummation of the transactions contemplated herein) plus (ii) depreciation and amortization up to a maximum aggregate of $100,000 in either of the two Earnout Years. Such Division Operating Income shall be further adjusted as follows:
(i) upward to the extent (A) any charges or expenses that are imposed on the Division by Purchaser without the consent of Greenspon (the "IMPOSED CHARGES") exceed (on a per unit or employee basis, as the case may be) the actual charges or expenses of Seller's Business for such goods or services reflected on the Reference Date Income Statement, or (B) there is an increase in workmen's compensation insurance resulting directly from a change in the workers' compensation rating arising out of the transactions contemplated by this Agreement, or (ii) downward to the extent (A) the Imposed Charges are less (on a per unit or employee basis, as the case may be) than the actual charges or expenses of the Seller's Business for such goods or services reflected on the Reference Date Income Statement, or (B) there is a decrease in workmen's compensation insurance resulting directly from a change in the workers' compensation rating arising out of the transactions contemplated by this Agreement; provided, however, that the amount of any downward adjustment shall be used for the purpose of offsetting the amount of any upward adjustment. To the extent the reserve for excess, idle and obsolete inventory, determined in accordance with GAAP, at the end of either Earnout Year exceeds $184,000 or such other number as determined by Purchaser upon finalization of the Closing Date Balance Sheet, such excess amount will be booked as a loss in determining the Division's Operating Income for such Earnout Year.

          1.13. ACQUISITION BONUS. (a) Seller shall be entitled to an "ACQUISITION BONUS" if at any time during the term of Greenspon's employment agreement with Purchaser (the "BONUS PERIOD") Greenspon agrees, in accordance with the provisions of this SECTION 1.13, to manage a location acquired by Purchaser (each such location being referred to herein as a "MANAGED LOCATION"), and does in fact manage such location.

          (b) If at any time during the term of Greenspon's employment agreement with Purchaser, Purchaser acquires the stock or the assets of any Person which has a location engaged in the wholesale distribution of heating, ventilating, air conditioning and refrigeration systems and equipment within the Acquisition Bonus Territory (as defined below), then Purchaser shall offer in writing, disclosing reasonable financial information as to performance, profits and cost of acquisition, prior to or immediately following the closing of such acquisition, to allow Greenspon to manage those locations within the Acquisition Bonus Territory. Greenspon shall have a period of eight business days after such notice in which to accept such offer, and any failure

to respond within such eight business day period will be deemed a rejection of the offer. If Greenspon rejects the offer to manage a location within the Acquisition Bonus Territory, Pameco agrees (during the Earnout Years) not to take any action with respect to such location with the intent of disturbing the market for the Business within the Acquisition Bonus Territory with the intent of adversely affecting the Division. In addition, at any time during the term of Greenspon's Employment Agreement (as defined in SECTION 2.5), Purchaser may request, in writing, disclosing reasonable financial information as to performance, profits and cost of acquisition, that Greenspon manage a location engaged in the business of wholesale distribution of heating, ventilating, air conditioning and refrigeration systems and equipment outside the Acquisition Bonus Territory, and Greenspon shall have a period of eight business days in which to accept such offer, and any failure to respond within such eight business day period will be deemed a rejection thereof. For purposes of this Agreement, the "ACQUISITION BONUS TERRITORY" means the following five counties in the State of Illinois: Cook, DuPage, Will, Lake and McHenry.

          (c) Each Acquisition Bonus shall be determined in accordance with the following formula: (i) for the twelve month period immediately following such acquisition (each, an "ACQUISITION BONUS YEAR"), Purchaser shall maintain an accounting system capable of recording and generating reports of the revenues and direct and indirect expenses of the Managed Location(s); and (ii) Purchaser shall pay to Seller, as additional consideration, an amount equal to fifty percent (50%) of the difference between (A) EBITDA (as defined in ARTICLE 11) for such Managed Location(s) during the Acquisition Bonus Year, and (B) the product of (x) 13.5% (the cost of capital) and (y) the purchase price paid for the Managed Location(s).

          (d) Notwithstanding anything to the contrary contained herein, the Seller shall be entitled to an additional bonus if during the one year period immediately following the termination of the Employment Agreement, Purchaser completes an acquisition of the stock or the assets of any Person which has a location, within the Acquisition Bonus Territory engaged in the wholesale distribution of heating, ventilating, air-conditioning and refrigeration systems and equipment (each such location being referred to herein as an "ACQUIRED LOCATION"), and (i) such Person was identified to Purchaser by Greenspon prior to the second anniversary of the date hereof, (ii) Greenspon actively participated on behalf of Purchaser in negotiations relating to the acquisition of such Person, and (iii) Purchaser had not previously engaged in substantive conversations with such Person regarding a similar transaction. The bonus to be paid pursuant to this SECTION 1.13(d) shall be determined in accordance with the following formula: (x) for the twelve month period immediately following such acquisition (the "ADDITIONAL BONUS YEAR"), Purchaser shall maintain an accounting system capable of recording and generating reports of the revenues and direct and indirect expenses of the Acquired Location(s); and (y) Purchaser shall pay to Seller, as additional consideration, an amount equal to fifty percent (50%) of the difference between (A) EBITDA for such Acquired Location(s) during the Additional Bonus Year, and
(B) the product of (x) 13.5% (the cost of capital) and (y) the purchase price paid for the Acquired Location(s).

          1.14.     RESOLUTION OF CERTAIN DISPUTES.    (a) Within
60 days after the end of each Earnout Year or Acquisition Bonus

Year, as applicable, Purchaser will prepare and deliver to Seller a written calculation of the Division's Operating Income or Acquisition Bonus Formula, as applicable, for such year (the "BONUS CALCULATION"). Seller shall have 15 days after receiving the Bonus Calculation in which to deliver written notice of objection thereto to Purchaser. Failure to object in writing within such 15-day period shall constitute Seller's final and binding acceptance of the Bonus Calculation. The parties shall cooperate in good faith and use their best efforts to resolve any issues in connection with the Bonus Calculation in an amicable manner. If Purchaser and Seller cannot agree upon the Bonus Calculation within 15 days after Purchaser receives Seller's written notice of objection, if any, then an independent accounting firm mutually acceptable to Purchaser and Seller (the "EARNOUT ARBITRATING ACCOUNTANTS") shall be employed as arbitrator hereunder to resolve such dispute as soon as practicable. In connection with the resolution of any dispute, the Earnout Arbitrating Accountants shall have reasonable access to all documents relating to the dispute and the facilities at which such documents are located in order to perform its functions as arbitrator. The Earnout Arbitrating Accountants' determination with respect to any dispute shall be final and binding upon the parties hereto. The parties shall use their best efforts to cause such firm to resolve such issues within 30 days after its retention. Seller and Purchaser shall each pay 50% of such accounting firm's fees and expenses.

          (b) The determination of the Earnout Arbitrating Accountants will be conclusive and binding upon the parties, and the Earnout Payments and Acquisition Bonus, as applicable, shall be due and payable in cash or by wire transfer of immediately available funds to a U.S. bank account specified in writing by Seller within five (5) days after the final determination of the Bonus Calculation.

          (c) During the Earnout Years, Greenspon shall operate the Division in the ordinary course of business, consistent with past practice.

2.     ADDITIONAL AGREEMENTS

          2.1. EXPENSES. All expenses incurred by Purchaser in connection with the negotiations among the parties, and the authorization, preparation, execution and performance of this Agreement and the transactions contemplated hereby, including, without limitation, all fees and expenses of agents, counsel and accountants for Purchaser, shall be paid by Purchaser. All expenses incurred by Seller and Parent in connection with the negotiations among the parties, and the authorization, preparation, execution and performance of this Agreement and the transactions contemplated hereby, including, without limitation, all fees and expenses of agents, counsel and accountants for Seller or Parent shall be paid by Parent.

          2.2. BROKERS. Seller hereby acknowledges and agrees that Chapman Partners LLC acted as a broker on behalf of Seller and Seller will pay the commissions or other compensation claimed by Chapman Partners LLC in connection with this Agreement or the transactions contemplated herein. Purchaser hereby represents and warrants that no broker or finder has acted on its behalf in connection with this Agreement or the transactions contemplated herein.

          2.3. COVENANT AGAINST COMPETITION. (a) In order to induce Purchaser to enter into and perform this Agreement, Seller, Parent and Greenspon each covenant and agree that, for a period of five years beginning on the Closing Date and ending on the fifth anniversary of the Closing Date, neither Seller, Parent nor Greenspon will, without the prior written consent of Purchaser, for Seller's, Parent's or Greenspon's own account or jointly with another, directly or indirectly, for or on behalf of any Person, as principal, agent, shareholder, participant, partner, promoter, manager, consultant, sales representative or otherwise, except on behalf of Purchaser:

               (i) engage or invest in, consult with, or own, control, manage, assist or otherwise participate in the ownership, control or management of, or render services or advise to, or lend its name to, any business engaged in the purchase for resale, sale or distribution within the Territory (as defined in ARTICLE 11) (which is the territorial extent of the Seller's Business on the date hereof) of heating, ventilating, air conditioning and refrigeration systems and equipment ("PRODUCTS");

               (ii) solicit or assist in the solicitation of any Person having an office or place of business within the Territory and to whom Seller sold or provided any Products on, or during the two year period prior to, the date of the Closing Date, for the purpose of obtaining the patronage of such Person for the purchase of any Products;

               (iii) solicit or induce, or in any manner assist in the solicitation or inducement of, any Person employed by Purchaser after the Closing (as an employee, independent contractor or otherwise) to leave such employment, whether or not such employment is pursuant to a contract and whether or not such employment is at will; provided, however, that it shall not be a violation of this clause (iii) for Seller, Parent or Greenspon to solicit any individual formerly employed by the Seller and who has been terminated by Purchaser after the Closing; or

               (iv) use, disclose or reveal to any Person, any Confidential Information of the Seller's Business; provided, however, that for purposes of this SECTION 2.3, Confidential Information shall not include confidential business information that does not constitute a trade secret under applicable Law upon the expiration of the fifth anniversary of the Closing Date; provided, further that such obligation shall continue indefinitely with respect to confidential business information that constitutes a trade secret under applicable Law.

          (b) Notwithstanding anything to the contrary contained herein, it shall not be a breach of the covenants contained in
SECTION 2.3(a) (i) for Seller or Parent to own up to two percent (2%) of any class of publicly traded securities of any Person,
(ii) for Greenspon to continue to be a shareholder and a director of Parent, or (iii) for Parent to own and operate, consistent with past practice, LDR Industries, Inc. and G&S Supply Company, Inc., so long as (A) LDR Industries, Inc. limits its business activities that would otherwise violate this SECTION

2.3 to the sale of heating registers and related products to the retail distribution market, and for so long as such business activity represents no more than 5% of the total revenues of LDR Industries, Inc. on an annual basis, (B) G&S Supply Company, Inc. limits its business activities that would otherwise violate this
SECTION 2.3 to the sale of heating, ventilating, air conditioning and refrigeration systems and equipment to nonlicensed contractors, (C) in each case, the business is conducted consistent with past practice, and (D) neither LDR Industries, Inc. (but only for so long as substantially all of the business assets or stock of LDR Industries, Inc. is owned by Parent or its Affiliates) nor G&S Supply Company, Inc. (through acquisition or internal growth beyond normal historical internal growth patterns) shall expand the business that would otherwise violate this SECTION 2.3.

          (c) For purposes of this Agreement, "CONFIDENTIAL INFORMATION" means any and all technical, business and other information relating to the Seller's Business or the business of the Purchaser (including, without limitation, information acquired by Purchaser under this Agreement) which derives economic value, actual or potential, from not being generally known to the public, including, without limitation, technical or nontechnical data, compositions, devices, methods, techniques, drawings, inventions, processes, financial data, financial plans, product plans, lists or information concerning actual or potential customers or suppliers, information regarding business plans and operations, methods and plans of operation, marketing strategies, sales and distribution plans or strategies, cost information, pricing strategies, and acquisition and investment plans. Notwithstanding any other provision herein, Confidential Information shall not include information (i) which is independently developed by Seller without the use of any of the Confidential Information; (ii) which was in the public domain prior to the disclosure thereof; (iii) which comes into the public domain through no fault of Seller; (iv) which is disclosed without restriction to Seller by a third Person having the legal right to make such disclosure; (v) which is developed by Seller's employees or agents without access to the Confidential Information, or (vi) which is required to be disclosed by Law or by Order (as defined in ARTICLE 11) of any Tribunal provided that Seller promptly notifies Purchaser and cooperates reasonably with Purchaser's efforts to contest or limit the scope of such order or subpoena or other order, but Seller shall not be obliged to give such notice where to do so would be unlawful.

          (d) Although the parties have, in good faith, used their best efforts to make the provisions of this SECTION 2.3 reasonable in both geographic area and in duration in light of the financial aspects of the transaction, and it is not anticipated, nor is it intended, by any party hereto that a Tribunal (as defined in ARTICLE 11) of competent jurisdiction would find it necessary to reform the provisions hereof to make it reasonable in both geographic area or in duration, the parties understand and agree that if a Tribunal of competent jurisdiction determines it necessary to reform the scope of this SECTION 2.3 in order to make it reasonable in either geographic area or duration, or otherwise, then damages, if any, for a breach hereof, as so reformed, would be deemed to accrue to Purchaser as of and from the date of such a breach only in so far as the damages for such breach relate to an action which occurred within the scope of the geographic area or duration as so reformed.

          2.4. GOVERNMENT FILINGS. The parties shall make, or cause to be made, all filings and submissions required to be made to any Government in connection with the transactions contemplated by this Agreement (including all filings under the HSR Act (as defined in ARTICLE 11)). Each party shall furnish to the other party such necessary information and reasonable assistance as such other party may reasonably request in connection with its preparation of necessary filings or submissions to any Government and the parties shall cooperate in good faith with each other with respect to all such filings. Seller and Purchaser shall each pay 50% of any filing fees incurred in connection with all filings under the HSR Act.

          2.5. EMPLOYMENT AGREEMENT. At the Closing, Purchaser and Greenspon shall execute and deliver an employment agreement
(the "EMPLOYMENT AGREEMENT") reasonably acceptable to the parties and in the form attached hereto as Exhibit E.

          2.6. NON-COMPETE AGREEMENT.    At the Closing, Purchaser,
Dennis Greenspon and Larry Greenspon shall execute and deliver a non-compete agreement (the "NON-COMPETE AGREEMENT") reasonably acceptable to the parties and in the form attached hereto as Exhibit F.

          2.7. BENEFIT PLANS. The parties agree that Purchaser is not adopting or continuing any ERISA Plan (as defined in SECTION 3.18). All ERISA Plans and any obligation or claim in connection therewith shall be deemed to be a part of the Excluded Assets. Seller agrees to use its best efforts to comply with the notice and coverage certification requirements of SECTION 701 of ERISA and SECTION 9801 of the Code under all group health plans with respect to all employees of Seller, their dependents and beneficiaries.

          2.8. PUBLICITY. All press releases and other public announcements with respect to the subject matter hereof shall be made only with the mutual written consent of the parties hereto, which consent will not be unreasonably withheld; provided, however, that either party hereto may make any disclosure required to be made under applicable Law or stock exchange rule if such party has determined in good faith that it is necessary to do so.

          2.9. FURTHER ASSURANCES. (a) From time to time and at any time, at Purchaser's request, whether on or after the Closing, and without further consideration, Seller shall, at its own expense, execute and deliver such further documents and instruments of conveyance, assignment, and transfer and shall take such further reasonable actions as may be necessary or desirable, in the reasonable opinion of Purchaser, to transfer and convey to Purchaser all right, title and interest in and to the Transferred Assets, free and clear of all Liens or as may otherwise be necessary or desirable to carry out the intent of this Agreement.

          (b) From time to time and at any time, at Seller's request, whether on or after the Closing, and without further consideration, Purchaser shall, at its own expense, execute and deliver such further documents and instruments of assumption and shall take such further reasonable actions as may be necessary or desirable, in the reasonable opinion of Seller, to evidence the assumption of the Assumed Liabilities as contemplated hereby, or as may otherwise be necessary or desirable to consummate the

transactions contemplated hereunder at the Closing or to carry out the intent of this Agreement.

          2.10. NO DISCUSSIONS WITH OTHERS. (a) From the date hereof until the Closing, neither Parent, Seller nor any of their respective officers, directors, management employees, Affiliates, related Persons or entities and agents shall, (i) negotiate or discuss with any Person other than Purchaser any transaction involving the sale of the Seller's Business or any of the Transferred Assets (except for sales of inventory in the ordinary course of business or other fixed assets with a book value, in the aggregate, of $5,000 or less), or any other business combination involving the Seller's Business, (ii) reveal the terms of this Agreement to any Person except as required by Law or for the purpose of carrying out the transactions contemplated herein, or (iii) solicit, encourage, discuss or accept any offer, bid or proposal from any other Person respecting any transaction involving the Seller's Business or any of the Transferred Assets, or the sale of any of the Transferred Assets (except for sales of inventory or other transactions in the ordinary course of Seller's Business consistent with prior practices), or any other business combination involving the Seller's Business or any of the Transferred Assets. If Parent, Seller or any of their respective employees or agents receives or becomes aware of the existence of a proposal of the kind described in the preceding clause (iii) prior to the Closing, then Parent or Seller shall immediately notify Purchaser of the receipt of such proposal and shall promptly provide Purchaser with a copy of such proposal (or if such proposal is not in writing, a written summary of its terms).

          2.11. COOPERATION. The parties shall cooperate fully with each other and with their respective counsel and accountants in connection with any steps required to be taken as part of their respective obligations hereunder, and all parties shall use commercially reasonable efforts to consummate the transactions contemplated herein and to fulfill their obligations hereunder, including, without limitation, causing to be fulfilled at the earliest practical date the conditions precedent to the obligations of the parties to consummate the transactions contemplated hereby.

          2.12. Waiver of Bulk Sales Law Compliance. Compliance with the bulk sales laws of the State of Illinois and in any other jurisdiction where the Seller conducts the Seller's Business is hereby waived by Purchaser.

          2.13.  Access and Inspection.  Upon reasonable
notice, Seller and Parent shall provide Purchaser and its authorized representatives full access during normal business hours from and after the date hereof until the Closing to the books, records, properties and personnel of Seller for the purpose of making such investigation as they may reasonably desire, and Seller and Parent shall furnish such information concerning Seller as Purchaser may reasonably request. Seller and Parent shall assist Purchaser in making such investigation and

shall cause their counsel, accountants, consultants and other non-employee representatives to be reasonably available for such purposes. No investigation made heretofore or hereafter by Purchaser shall limit or affect the representations, warranties, covenants and agreements of Seller or Parent hereunder.

          2.14. ASSIGNMENT OF CONTRACTS. Anything herein to the contrary notwithstanding, to the extent that any Assigned Contract assigned or transferred to Purchaser hereunder shall require the consent of any other party (a "SPECIAL ITEM"), Seller shall not be deemed to have assigned or transferred any Special Item, and Purchaser shall not be deemed to have assumed or received such Special Item, unless and until such consent shall have been obtained. Seller shall use its best reasonable efforts to obtain the necessary consents to the assignment or transfer of all Special Items, and Purchaser shall cooperate in those efforts but shall not be required to assume any burdens or obligations other than those presently provided under such Special Item. Until any necessary consent to the assignment or transfer of a Special Item is obtained, Seller and Purchaser shall each cooperate with the other in any reasonable arrangement which provides Purchaser the benefits under such Special Item, including enforcement by Seller of any and all rights of Seller arising out of any breach or cancellation by the other party thereto. If Seller shall obtain any necessary consent to the assignment or transfer of a Special Item after the Closing, Purchaser shall assume, and Seller shall be deemed to have assigned to Purchaser, the Special Item as of the Closing Date. All ordinary costs of performance after the Closing Date under any Special Item as to which the necessary consent has not been obtained, but the benefits of which have been accepted by Purchaser, shall be for the account of Purchaser, and Seller shall be promptly reimbursed by Purchaser for any such costs which the Seller may be required to pay thereunder.

          2.15. SHARED MANAGEMENT. The parties agree that the management information services, human resources, accounting and credit departments of the Division shall be managed by employees of an Affiliate of the Parent pursuant to a management agreement (the "MANAGEMENT SERVICES AGREEMENT") in the form of Exhibit G attached hereto.

          2.16. NO TRANSFERS. No employee of the Division shall be transferred to or employed by any unit of the Purchaser or any Affiliate of Purchaser without the prior written consent of Greenspon.

3.    REPRESENTATIONS AND WARRANTIES OF SELLER AND PARENT

          To induce Purchaser to enter into and perform this Agreement, Seller and Parent, jointly and severally, represent, warrant and covenant to Purchaser as set forth below. All representations and warranties of Seller and Parent set forth in this Agreement shall be deemed made on the date hereof and again on the Closing Date:

          3.1. ORGANIZATION, AUTHORITY AND QUALIFICATION. Seller is a corporation duly organized and validly existing under the
Laws of Illinois.   Seller has full corporate power and authority
and is entitled to own or lease its properties and to carry on its business as and in all places where such business is

conducted and such properties are owned or leased. Except as set forth in Schedule 3.1, Seller is not required to be qualified as a foreign corporation in any jurisdiction. Seller has previously furnished to Purchaser true, correct and complete copies of its articles of incorporation and bylaws. There are no outstanding contracts, demands, commitments or other agreements or arrangements under which Seller or Parent is obliged to sell, transfer or assign any of the Transferred Assets (other than items of inventory in the ordinary course of the Seller's Business).

          3.2. AUTHORITY; INCONSISTENT OBLIGATIONS. (a) Each of Seller and Parent has the full corporate power and authority to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly and validly executed and delivered by each of Seller and Parent and constitutes the valid and legally binding obligation of Seller and Parent, subject to general equity principles, enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency or similar Laws affecting the rights of creditors generally.

          (b) The execution, delivery and performance of this Agreement will not (i) result in a violation of Seller's or Parent's articles of incorporation or bylaws or any Law or (ii) result in a breach of, conflict with or default under any term or provision of any material indenture, note, mortgage, bond, security agreement, loan agreement, guaranty, pledge, or other instrument, contract, agreement or commitment, or any Order, to which Seller or Parent is a party or by which Seller or Parent or any of their respective assets and properties, including, without limitation, the Transferred Assets, is subject or bound; nor will such actions result in (w) the creation of any Lien on any of the Transferred Assets, (x) the acceleration or creation of any Liability or obligation of Seller, or (y) the forfeiture of any right or privilege of Seller or Parent which might affect its or his ability to perform under this Agreement.

          (c) The total authorized capital stock of Seller consists of 100,000 shares of common stock, no par value, of which 1,000 shares are currently issued and outstanding.

          3.3. CONSENTS. Except as set forth on Schedule 3.3, the execution, delivery and performance by Seller and Parent of this Agreement, and the consummation of the transactions contemplated herein does not (a) require the consent, approval or action of, or any filing with or notice to, any Government or other Person, or (b) impose any other term, condition or restriction on Parent or Seller pursuant to any business combination or takeover Law under the Illinois Business Corporation Act.

          3.4. LEGAL COMPLIANCE. Seller is not in default under or in violation of (a) its articles of incorporation or bylaws or
(b) any Order. The operations of the Seller's Business and its predecessors have been conducted in all material respects in compliance with all applicable Laws. (For purposes of this SECTION, any violation of applicable Law that could result in imposition of a fine or other monetary penalty upon Seller shall be deemed to be a material non-compliance.) Neither Seller nor Parent has received any notification of any asserted past or present failure by Seller to comply with any applicable Law in connection with the operation of the Seller's Business.

          3.5. POSSESSION OF LICENSES. Seller possesses all franchises, certificates, licenses, permits and other authorizations from Governments and other Persons, free from burdensome restrictions, that are necessary for the ownership, maintenance and operation of its properties and assets and the conduct of the Seller's Business, except where failure to so possess would not have a material adverse effect on Seller or the Seller's Business, and Seller is not in material violation thereof.

          3.6. FINANCIAL STATEMENTS. Prior to the date hereof, Seller has delivered to Purchaser copies of the financial statements and related documents of Seller identified in Schedule
3.6 (collectively, the "FINANCIAL STATEMENTS"). The Financial Statements include a Balance Sheet and an Income Statement for the Seller's Business (the "REFERENCE DATE BALANCE SHEET" and "REFERENCE DATE INCOME STATEMENT") as of December 31, 1997 (the "REFERENCE DATE"), which is the most recent audited balance sheet and income statement with respect to the Seller's Business. The Financial Statements are true and correct in all material respects, have been prepared in accordance with GAAP, consistently applied, present fairly the financial condition of Seller as at the respective dates thereof and the results of Seller's operations and cash flows for the periods then ended, and are consistent with the books and records of Seller. The books and records of Seller are currently maintained in accordance with GAAP and are true, correct and complete in all material respects.

          3.7. LIABILITIES. Seller has no Liability relating to any Transferred Asset or the operation of the Seller's Business, except (i) those reflected on the Reference Date Balance Sheet,
(ii) Liabilities incurred in the ordinary course of business since the Reference Date consistent with Seller's past experience during the periods covered by the Financial Statements (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of representation or warranty, tort, product liability, infringement or violation of any Law or Order), and (iii) as may be set forth on Schedule 3.7.

          3.8. TITLE TO PROPERTIES. Seller has good, valid and complete title to all of the Transferred Assets (other than Leased Real Property and other leased tangible personal property), free and clear of all Liens. The Transferred Assets constitute all of the assets necessary to conduct the Seller's Business as conducted by Seller during the periods covered by the Financial Statements and as conducted immediately prior to the date hereof.

          3.9. RECEIVABLES. All accounts and notes receivable included in the Transferred Assets are valid and collectible obligations and were not and are not subject to any offset or counterclaim, except for amounts reserved against such receivables which are reflected on the Reference Date Balance Sheet and with respect to accounts receivable reflected on the Estimated Closing Date Balance Sheet, except for amounts reserved against such receivables on such balance sheet.

          3.10. MATERIAL INVENTORIES. (a) The Inventories are merchantable and conform in all respects to all orders, contracts or commitments for such goods and customary trade

standards for merchantable goods. None of the items included in the Inventories is below standard quality. Each item included in the Inventories reflected on the Reference Date Balance Sheet and the books and records of Seller has been valued at the lower of cost or market in accordance with GAAP, consistently applied.

          (b) All products held by Seller for sale to its customers in connection with the Seller's Business meet the standards of (i) all applicable Laws and (ii) all contractual commitments and warranties of Seller to its customers. Seller has no Liability, and to the knowledge of Seller and Parent there is no basis for any Action (as defined in ARTICLE 11), for repair or replacement of any products sold by Seller or other damages in connection therewith, except for Liabilities and Actions fully covered by manufacturers' warranties.

          (c) No customer of Seller has any right to return any goods for credit or refund pursuant to any oral or written agreement, understanding or practice which individually or in the aggregate is material, and Seller does not presently have any goods in the possession of any customer on consignment or a similar basis.

           3.11. PERSONAL PROPERTY. (a) All machinery, equipment, vehicles, and other items of tangible personal property included in the Transferred Assets which are owned or leased by Seller are in good condition and repair, subject to normal wear and tear, suited for the use intended and are and have been operated in substantial compliance with all applicable Laws.

          (b) All lessors of machinery, equipment and other tangible personal property included in the Transferred Assets leased by Seller have performed and satisfied their respective duties and obligations under such leases in all material respects. Seller has not brought or threatened any Action against any such lessor for failure to perform and satisfy its duties and obligations thereunder.

          (c) None of the Transferred Assets, including, without limitation, software programs and applications, hardware and process control systems used by Seller in the Seller's Business, will fail to perform in accordance with their respective documentation, nor suffer any deterioration in their levels of performance (including, without limitation, processing speed and response times), nor will they be adversely affected, due to (i) use of such software programs and applications, hardware and process control systems on dates occurring on or after January 1, 2000, or (ii) use of data having dates falling on or after January 1, 2000. This representation and warranty specifically includes, without limitation, any Transferred Asset the functionality of which is dependent, in whole or in part, on computer chips which may be date dependent.

          3.12. REAL PROPERTY. (a) Seller does not own and has never owned any parcel of real property in connection with the Seller's Business. Each parcel or tract of real property used in connection with the Seller's Business is subject to a written lease or sublease to which Seller is a party as lessee or sublessee (individually a "REAL PROPERTY LEASE"). All such Real Property Leases are valid and in full force and effect in accordance with their terms. Seller has previously furnished

Purchaser with true, correct and complete copies of all Real Property Leases. There is not, with respect to any Real Property Lease (i) any material default by Seller, or any event of default or event which with notice or lapse of time, or both, would constitute a default by Seller or (ii) to the knowledge of Seller and Parent, any existing default by any other party to any Real Property Lease, or event of default or event which with notice or lapse of time, or both, would constitute a default by any other party to any Real Property Lease.

          (b) The present use, occupancy and operation of the Leased Real Property (as defined in ARTICLE 11), and all Improvements (as defined in ARTICLE 11) to the Leased Real Property, by Seller are in substantial compliance with all Laws and private restrictive covenants, and to Seller's and Parent's knowledge there has not been any proposed change thereto that would affect any of the Leased Real Property or its use, occupancy or operation. There exists no conflict or dispute involving Seller (or to the knowledge of Seller and Parent, any other Person) with any Government or other Person relating to any Leased Real Property or the activities thereon. No portion of the Leased Real Property is subject to any classification, designation or preliminary determination of any Government or pursuant to any Law which would materially restrict its use, development, occupancy or operation in connection with the Seller's Business.

          (c) Neither Seller nor, to the knowledge of Seller and Parent, any other Person, has caused any work or improvements to be performed upon or made to any of the Leased Real Property for which there remains outstanding any payment obligation that would or might serve as the basis for any Lien in favor of the Person who performed the work.

          (d) All requisite certificates of occupancy and other permits and approvals required of Seller with respect to the Leased Real Property or the Improvements and the use, occupancy and operation thereof by Seller have been obtained and paid for and are currently in effect and free of restrictions.

          3.13.  CONTRACTS.  (a)  All of the Assigned
Contracts have been entered into in the ordinary course of the Seller's Business on commercially reasonable terms, are valid and enforceable in all material respects in accordance with their terms, are in full force and effect, and will continue to be valid and enforceable and in full force and effect on identical terms following the execution and delivery of this Agreement and the Closing. Seller and Parent have delivered to Purchaser a true, correct and complete copy of each of the written Assigned Contracts and a complete and accurate summary of the material terms of each oral Assigned Contract.

          (b) Seller has performed all obligations to be performed by it as of the date of this Agreement under all Assigned Contracts. There are no existing material defaults, events of default or events which, with the giving of notice or lapse of time or both, would constitute a material default by Seller under any Assigned Contract. No event has occurred which may hereafter give rise to any right of termination, acceleration, damages or any other remedy under any Assigned Contract.

          (c) To the knowledge of Seller and Parent, neither the execution and delivery of this Agreement, the Closing nor the relationship between Seller and Purchaser has caused or is likely to cause the termination or nonrenewal of any Assigned Contract.

          3.14. CUSTOMERS AND SUPPLIERS. Schedule 3.14 sets forth the names of Seller's top twenty-five customers ("SIGNIFICANT CUSTOMERS") and the top ten suppliers of goods ("SIGNIFICANT SUPPLIERS") for Seller's last fiscal year. Neither Seller nor Parent is aware, except as disclosed in Schedule 3.14, that any Significant Customer or Significant Supplier intends to discontinue or substantially diminish or change its relationship with Seller or the terms thereof.

          3.15. LITIGATION; CONTINGENCIES. Except as set forth on Schedule 3.15, no Action is pending or to the knowledge of Seller or Parent threatened against, by or affecting Seller or the Transferred Assets. There are no unsatisfied judgments or Orders against Seller, or any of its predecessors that constitute a Lien on any Transferred Asset.

          3.16. TAXES. Seller has duly and timely filed all federal, state, municipal, local and foreign, Tax returns and reports (including returns for estimated tax), and all reports and returns of all other Governments having jurisdiction (collectively, "RETURNS") with respect to all Taxes other than Taxes on Seller's income, all such Returns show the correct and proper amount due; and the Taxes shown on all such Returns and all Tax assessments received by Seller have been paid to the extent that such Taxes or estimates are due. All Taxes imposed on Seller by any Government (including all deposits in connection therewith required by applicable Law, and all interest and penalties thereon) which have become due and payable by Seller for all periods through the date hereof have been paid in full, and adequate reserves for all other Taxes, whether or not due and payable, and whether or not disputed, have been set up on the books of Seller, and such reserves will be adequate to pay all Taxes of Seller for all periods through Closing. Except as disclosed on Schedule 3.16, there is not now any proposed assessment against Seller of any Taxes of any kind. Seller is not a party to any Tax sharing or Tax allocation agreement, understanding, arrangement or commitment other than with Parent. There is no dispute or Action concerning any Tax Liability of Seller raised by a Government in writing to either Seller of Parent.

          3.17. EMPLOYMENT AND LABOR MATTERS. (a) To Seller's and Parent's knowledge, no employee, agent, consultant or independent contractor who performs services on a regular basis for Seller in connection with the Seller's Business plans to discontinue such relationship with the Seller's Business after the execution and delivery of this Agreement or the Closing.

          (b) Seller is not a party to any agreement of any kind which deals with wages, conditions of employment, benefits or other matters affecting the employer/employee relationship with any union, labor organization or employee group. There are no controversies pending, or to Seller's and Parent's knowledge, threatened, between Seller and any union, labor organization or employee group representing, or seeking to represent, any of its employees, and there has been no attempt by any union, labor

organization or employee group to organize any of Seller's employees at any time in the past five years. Seller has substantially complied with all applicable Laws relating to wages, hours, health and safety, payment of social security, withholding and other taxes, maintenance of workers' compensation insurance, labor and employment relations and employment discrimination.

          (c) Schedule 3.17 lists all contracts, agreements or arrangements (written or oral) concerning the employment of any individual employed by Seller in the Seller's Business.

          3.18.  EMPLOYEE BENEFIT MATTERS.  (a) Schedule
3.18(a) lists all practices, commitments, arrangements and agreements pursuant to which Seller provides, directly or indirectly, any benefits for its employees, including pension, bonus, medical, insurance, profit sharing or any other employee benefits, under any agreements or Laws. Except as set forth in
Schedule 3.18(a), Seller does not now, and did not at any time in the past, sponsor, maintain or contribute to any employee pension benefit plan, within the meaning of SECTION 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Seller is not required to contribute, and has never been required to contribute, to any multi-employer plan within the meaning of
SECTION 3(37)(A) of ERISA.

          (b) Schedule 3.18(b) lists separately all employee welfare benefit plans within the meaning of SECTION 3(1) of ERISA maintained by Seller or to which Seller contributes or is required to contribute (collectively, "ERISA Plans") for the benefit of any of Seller's employees. True, correct and complete copies of all ERISA Plans, together with related trusts, insurance contracts, and summary plan descriptions, annual reports and Form 5500 filings for the past three years, have been delivered to Purchaser.

          (c) Each ERISA Plan has been operated and administered in all material respects in accordance with all applicable Laws, including, without limitation, ERISA and the Code. Except as set forth on Schedule 3.18(c), neither Seller nor any of its directors, officers, employees or agents, nor to Seller's and Parent's knowledge, any "party in interest" or "disqualified person" (as such terms are defined in SECTION 3(14) of ERISA and SECTION 4975 of the Code) has been engaged in or been a party to any "prohibited transaction" (as such term is defined in SECTION 406 of ERISA or SECTION 4975 of the Code). Each ERISA Plan that is a group health plan within the meaning of SECTION 607(1) of ERISA and SECTION 4980B of the Code is in compliance with the continuation coverage requirements of SECTION 601 of ERISA and
SECTION 4980B of the Code. There are no pending claims or, to Seller's and Parent's knowledge, threatened claims by or on behalf of any ERISA Plan, by any employee or beneficiary covered under such ERISA Plan or by any Government or otherwise involving such ERISA Plan or any of its fiduciaries (other than for routine claims for benefits).

          (d) Seller is not bound to provide, and does not provide, benefits, including, without limitation, death, health or medical benefits (whether or not insured), with respect to current or former employees of Seller beyond their retirement or other termination of service with Seller other than (i) coverage

mandated by applicable Law, (ii) deferred compensation benefits accrued as Liabilities, or (iii) benefits, the full cost of which is borne by the current or former employee or his beneficiary.

          3.19. ENVIRONMENTAL MATTERS. Seller holds all Environmental Permits (as defined in ARTICLE 11) necessary for conducting its business and operations and has conducted, and is presently conducting, its operations in substantial compliance with all applicable Environmental Laws (as defined in ARTICLE 11) and Environmental Permits, including without limitation all record keeping and filing requirements. Neither Seller nor Parent is aware of any existing or pending Environmental Law with a future compliance date that will require operational changes, business practice modifications or capital expenditures at any Leased Real Property (or any other property in connection with the Seller's Business which is presently or formerly owned, operated or controlled by Seller or as to which Seller may bear responsibility or Liability), or any Improvements thereon. No past or present disposal, discharge, spill or other release of, or treatment, transportation or other handling of Hazardous Materials by Seller on, in, under or off-site from any Leased Real Property, or to Seller's and Parent's knowledge, adjacent property, will subject Seller or any subsequent owner, occupant or operator of such Leased Real Property to corrective or compliance action or any other Liability. There are no presently pending, or to Seller's and Parent's knowledge, threatened Actions or Orders against or involving Seller (including any other Person for whose acts or omissions Seller is responsible) relating to any alleged past or ongoing violation of any Environmental Laws or Environmental Permits, nor is Seller subject to any Liability for any such past or ongoing violation.

          3.20. ABSENCE OF CHANGES. Except as expressly provided for in this Agreement, or as set forth in Schedule 3.20 since the Reference Date:

          (a) there has been no change in the business, assets, properties, Liabilities, affairs, results of operations, condition (financial or otherwise) or cash flows of the Seller or in its respective relationships with suppliers, customers, employees, lessors or others, other than changes in the ordinary course of business, none of which have had or will have a material adverse effect on the Seller's Business, in the aggregate;

          (b) there has been no damage, destruction or loss to the assets, properties, or business of Seller, whether or not covered by insurance, which would have had or will have a material adverse effect on the Seller's Business;

          (c) the Seller's Business has been operated in the ordinary course and consistent with its prior practices;

          (d) the books, accounts and records of the Seller have been maintained in the usual, regular and ordinary manner on a basis consistent with prior years and in accordance with GAAP;

          (e) no Liability of the Seller has been discharged or satisfied, other than in the ordinary course of business and consistent with prior practice;

          (f) the Seller has not discontinued or determined to discontinue selling any products previously sold by the Seller, the sales of which have been material to the Seller's Business;

          (g) there has been no Lien (other than Liens for current Taxes which are not yet due and payable) created on or in the Transferred Assets;

          (h) there has been no sale, transfer, lease or other disposition of any asset of the Seller to any Related Party (as defined in ARTICLE 11) or, except in the ordinary course of the Seller's Business, to any other Person, and no material debt to, or material claim or right of, the Seller has been canceled, compromised, waived or released;

          (i) there has been no amendment, termination or waiver of, or any notice of any amendment, termination or waiver of, any right of the Seller under any Assigned Contract or under any franchise, certificate, license, permit or authorization from any Government, which has had or will have a material adverse effect on the Seller's Business;

          (j) the Seller has not entered into any agreement, contract, lease or license outside the ordinary course of business;

          (k) the Seller has not delayed or postponed the payment of any accounts payable or other Liabilities outside the ordinary course of business; nor has it accelerated the collection of accounts receivable or engaged in special collection practices outside the ordinary course of business;

          (l) except for the standard salary adjustments established for employees of Seller in June of each year, the Seller has not paid or committed to pay any bonus, profit-share or other extraordinary compensation payment or other arrangement (except in the ordinary course of business and consistent with past practices), nor has the Seller entered into any agreement, contract or commitment with any Related Party or amended the terms of any existing agreement, contract or commitment with any Related Party.

          3.21.   FULL DISCLOSURE.  No representation or
warranty of Seller or Parent contained in this Agreement or any instrument, certificate, agreement or other writing delivered by or on behalf of Seller or Parent pursuant to this Agreement, or in connection with the transactions contemplated herein contains any untrue or incomplete statement of a material fact or omits to state a material fact necessary to make the statements contained herein not misleading. To the knowledge of Seller and Parent, there is no fact which adversely affects, or in the future may adversely affect, the business, assets, properties, liabilities, affairs, actual or anticipated results of operations, condition (financial or otherwise), cash flows or prospects of Seller which has not been or is not disclosed in this Agreement or in the

other instruments, certificates, agreements and writings furnished to Purchaser by or on behalf of Seller or Parent pursuant to this Agreement or in connection with the transactions contemplated herein.

4.  REPRESENTATIONS AND WARRANTIES OF PURCHASER

          As an inducement to Seller and Parent to enter into and perform this Agreement, Purchaser hereby represents, warrants and covenants to Seller and Parent as set forth below. All representations and warranties of Purchaser set forth in this Agreement shall be deemed made on the date hereof and again on the Closing Date:

          4.1. ORGANIZATION. Purchaser is a corporation duly organized and validly existing under the Laws of the State of Georgia.

          4.2. AUTHORIZATION; NO INCONSISTENT AGREEMENTS. Purchaser has full corporate power and authority to execute, deliver and perform this Agreement. This Agreement has been duly and validly executed and delivered by Purchaser and constitutes its valid and legally binding obligation, subject to general equity principles, enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally.

          4.3. INCONSISTENT OBLIGATIONS. The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated herein will not result in a violation of Purchaser's articles of incorporation or bylaws or any Law, or in a breach of, conflict with or default under any indenture, note, mortgage, bond, security agreement, loan agreement, guaranty, pledge, or other instrument, contract, agreement or commitment, or any Order, to which Purchaser is a party or by which any of Purchaser's assets or properties are subject or bound; nor will such actions result in the creation of any Lien on any of Purchaser's assets or properties, or the acceleration or creation of any debt of Purchaser.

          4.4. FULL DISCLOSURE. No representation or warranty of Purchaser contained in this Agreement, or in any schedule, instrument, certificate, agreement or other writing delivered by Purchaser pursuant to this Agreement or in connection with the transactions contemplated herein, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

5. CONDUCT OF THE SELLER'S BUSINESS PENDING CLOSING.

          Parent and Seller covenant and agree that, except as may otherwise be provided herein, without the prior written consent of Purchaser, between the date hereof and the Closing
Date:

          5.1  BUSINESS IN THE ORDINARY COURSE.  The Seller's
Business shall be conducted only in the ordinary and usual course and consistent with prior practices. Without limiting the generality of the foregoing:

          (a) Seller shall not enter into any contract, agreement or other arrangement in connection with the Seller's Business or affecting the Transferred Assets, other than those
(i) entered into in the ordinary course of the Seller's Business at prices and on terms consistent with prior operating practices of the Seller's Business, or (ii) which do not obligate the Seller's Business to provide goods or services to any customer or third Person for a period in excess of twelve (12) months (unless terminable upon thirty (30) days notice or less) or do not involve the payment of an amount in excess of $25,000 (or in the case of purchases of inventory which do not involve the payment of an amount in excess of $100,000);

          (b) except for the disposal of used furniture, fixtures and equipment, the utilization of miscellaneous office supplies and the sale of inventory to customers, all in the ordinary course of the Seller's Business in accordance with past practices, Seller shall not sell, assign, transfer, convey, pledge, mortgage, encumber or otherwise dispose of, or cause the sale, assignment, transfer, conveyance, pledge, mortgage, encumbrance or other disposition of, any of the Transferred Assets, and in no event shall any of the assets or properties of the Seller's Business be disposed of to Related Parties without Purchaser's prior written consent;

          (c) all efforts to collect accounts receivable included in the Transferred Assets shall be undertaken in the ordinary course in accordance with past practices, and no rebates, discounts or concessions shall be granted by the Seller's Business after the date of this Agreement other than in the ordinary course in accordance with past practices;

          (d) Seller shall maintain, preserve and protect all of the Transferred Assets in good condition and repair, except for ordinary wear and tear, and Seller shall maintain in full force and effect all insurance policies in effect on the date hereof;

          (e) the books, records and accounts of Seller with respect to the Seller's Business shall be maintained in the ordinary course of business and in accordance with GAAP applied on a basis consistent with prior practices;

          (f) Seller shall use commercially reasonable efforts to preserve the Seller's Business, to preserve the goodwill of Seller's suppliers and customers and others having business relations with Seller which relate to the Seller's Business, and to assist Purchaser in retaining the services of the employees and agents of Seller engaged in the Seller's Business, to the extent desired by Purchaser;

          (g) Seller shall not take, or agree to take, any action which would make any of its representations or warranties contained herein untrue, incorrect or misleading in any material respect as of the date when made or at any time through the Closing; and

          (h) Except for normal increases in compensation for employees of Seller determined in June 1998 and to become effective July 1, 1998, no increase in the compensation or rate of compensation or commissions payable or to become payable with respect to any employee or agent of Seller engaged in the

Seller's Business shall be given to any employee or agent, and no payment of or commitment to pay any bonus, profit-share or other extraordinary compensation payment or other arrangement (whether current or deferred) shall be made to or with any such employee or agent.

          5.2. UPDATE OF INFORMATION. At all times prior to and including the Closing Date, Parent and Seller shall promptly provide Purchaser and its representatives with written notification of any material fact, event, occurrence or other information of any kind whatsoever which (i) materially affects, or may materially affect, the truthfulness, correctness or completeness of any of representation, warranty, covenant or agreement made in this Agreement or any document, agreement, instrument, certificate or writing furnished to Purchaser pursuant to or in connection with this Agreement, or which affects or may affect the continued truthfulness, correctness or completeness of any thereof through the date of the Closing, or
(ii) has caused or is reasonably likely to cause a material adverse change in the business, assets, properties, Liabilities, affairs, results of operations, condition (financial or otherwise), cash flows or prospects of the Seller's Business. Each written notification shall specifically identify all representations, warranties, covenants and agreements affected by the fact, event, occurrence or information that necessitate the giving of such notice. In addition, prior to Closing, Seller and Parent shall prepare and deliver to Purchaser updates to the Schedules, in form reasonably satisfactory to Purchaser. No such written notification or update to the Schedules shall have any effect for the purpose of determining whether the conditions set forth in SECTIONs 6.1, 6.2 and 6.3 have been satisfied.


6. CONDITIONS TO OBLIGATIONS OF PURCHASER

          All obligations of Purchaser hereunder to consummate the transactions contemplated herein at the Closing are subject to the fulfillment and satisfaction of each of the following conditions on or prior to the Closing, any or all of which may be waived in whole or in part by Purchaser provided that no such waiver shall be effective unless it is set forth in a writing executed by Purchaser:

          6.1. REPRESENTATIONS AND WARRANTIES. The representations and warranties of Parent and Seller contained in this Agreement and any Schedule hereto shall have been true and correct as of the date when made and shall be deemed to be made again at and as of the Closing Date and shall be true and correct in all material respects at and as of such time.

          6.2. COMPLIANCE WITH AGREEMENTS AND CONDITIONS. Parent and Seller shall have performed and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed or complied with by them prior to or on the Closing Date.

          6.3. NO MATERIAL ADVERSE CHANGE. There shall have occurred no material adverse change in the business, assets, properties, Liabilities, affairs, results of operations, condition or cash flows of the Seller's Business between the date hereof and the Closing.

           6.4. CERTIFICATES OF PARENT AND SELLER. Parent and Seller shall have delivered to Purchaser a certificate executed by their respective Presidents or Vice Presidents, dated the Closing Date, certifying in such detail as Purchaser may reasonably request as to the fulfillment and satisfaction of the conditions specified in SECTIONs 6.1, 6.2 and 6.3.

          6.5. EMPLOYMENT AGREEMENT. Seller and Greenspon shall have executed and delivered to Purchaser the Employment Agreement between Purchaser and Greenspon in the form attached hereto as Exhibit E.

          6.6. NON-COMPETE AGREEMENT.   Seller, Dennis Greenspon
and Larry Greenspon shall have executed and delivered to Purchaser the Non-Compete Agreement among Purchaser, Dennis
Greenspon and Larry Greenspon in the form attached hereto as Exhibit F.

          6.7. RESOLUTIONS. Seller and Parent shall have delivered to Purchaser duly adopted resolutions of the respective boards of directors of Seller and Parent, certified by their respective Secretaries or Assistant Secretaries as of the date of the Closing, authorizing and approving the execution of this Agreement and the taking of all other actions necessary to enable Seller and Parent to comply with the terms hereof and to consummate the transactions contemplated hereby.

          6.8. GOVERNMENT CONSENTS AND FILINGS. Seller shall have made, and shall have cooperated with Purchaser in making, all filings required to be made to any Government in connection with the consummation of the transactions contemplated by this Agreement (including all filings under the HSR Act) and shall have received all authorizations, consents and approvals of any Government necessary or desirable for the execution, delivery and performance of this Agreement and the transactions contemplated hereby, all such authorizations, consents and approvals shall be in full force and effect, and all notices required to be given to any Government shall have been given and all applicable waiting periods shall have expired.

          6.9. CONSENTS. Parent and Seller shall have delivered to Purchaser as soon as practical on or before the Closing Date, all authorizations, consents, and approvals of the suppliers or lessors, and none of such authorizations, consents or approvals shall be subject to any restrictions or conditions given that require any payment to the consenting or approving party by Purchaser or that adversely affect the Seller's Business or its assets, properties, Liabilities, affairs, results of operations, condition (financial or otherwise), cash flows or prospects.

           6.10. OPINION OF COUNSEL. Seller and Parent shall have delivered to Purchaser an opinion of Sachnoff & Weaver Ltd.
counsel for such parties, in the form attached hereto as Exhibit
H.

           6.11. NO INCONSISTENT REQUIREMENTS. No Action shall have been instituted by any Government or other Person against a party hereto to restrain or prohibit the consummation of the transactions contemplated herein.

7.   CONDITIONS TO OBLIGATIONS OF PARENT AND SELLER

          All obligations of Parent and Seller hereunder to consummate the transactions contemplated herein at the Closing are subject to the fulfillment and satisfaction of each of the following conditions on or prior to the Closing, any or all of which may be waived in whole or in part by Parent and Seller, provided that no such waiver shall be effective unless it is set forth in a writing executed by the party waiving same:

          7.1. REPRESENTATIONS AND WARRANTIES. The representations and warranties of Purchaser contained in this Agreement shall have been true and correct on and as of the date when made and shall be deemed to be made again at and as of the Closing Date and shall be true and correct in all material respects at and as of such time.

          7.2. COMPLIANCE WITH AGREEMENTS AND CONDITIONS. Purchaser shall have performed and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed or complied with by Purchaser prior to or on the Closing Date.

          7.3. CERTIFICATE OF PURCHASER. Purchaser shall have delivered to Seller a certificate executed by its Chief Executive Officer or a Vice President, dated the Closing Date, certifying in such detail as Seller may reasonably request as to the fulfillment and satisfaction of the conditions specified in SECTIONs 7.1 and 7.2.

          7.4. EMPLOYMENT AGREEMENT. Purchaser shall have executed and delivered to Seller the Employment Agreement between Purchaser and Greenspon in the form attached hereto as Exhibit E.

          7.5.  GOVERNMENT CONSENTS AND FILINGS.   Purchaser shall
have made, and shall have cooperated with Seller in making, all filings required to be made to any Government in connection with the consummation of the transactions contemplated by this Agreement (including all filings under the HSR Act; provided, however, that this Agreement will not require Purchaser to dispose of or make any change in any portion of its business or to incur any other burden in connection with any filing under the HSR Act), and Seller shall have received all authorizations, consents and approvals of any Government necessary or desirable for the execution, delivery and performance of this Agreement and

the transactions contemplated hereby, all such authorizations, consents and approvals shall be in full force and effect, and all notices required to be given to any Government shall have been given and all applicable waiting periods shall have expired.

          7.6. NO INCONSISTENT REQUIREMENTS. No Action shall have been instituted by any Government or other Person against a party hereto to restrain or prohibit the consummation of the transactions contemplated herein.

          7.7. OFFERS OF EMPLOYMENT. Purchaser shall have made offers of employment to all employees of the Seller's Business as of the close of business on the day immediately preceding the Closing Date. Each employment offer made to an employee pursuant to this SECTION 7.7 will include salary or wages that are not less than such employee's salary from the Seller in effect as of the Closing Date and which shall include the annual increase for each applicable employee as determined by the Seller in June 1998.

          7.8. EMPLOYEE BENEFITS. (a) With respect to the participation of the Seller's employees in any of the plans maintained by Purchaser that are health, accident, sickness, salary continuation, or short-term or long-term disability plans or programs (collectively, the "PURCHASER'S H&A PLAN"), Purchaser will (i) waive all waiting periods for participation or coverage under Purchaser's H&A Plan to the extent that the combined months of service of Seller's employees with Seller and Purchaser meet the applicable waiting periods under Purchaser's H&A Plan;
(ii) waive all restrictions and limitations for preexisting conditions under Purchaser's H&A Plan only to the extent that the underlying benefits provided for such preexisting conditions are currently covered by Seller's benefit plans; and (iii) credit the employees with their respective years of service with the Seller for purposes of determining their eligibility for, and duration and amount of, benefits under Purchaser's H&A Plan.

          (b) For purposes of crediting periods of service for eligibility and vesting under any of Purchaser's employee pension benefit plans, as defined under SECTION 3(2) of ERISA, all employees shall be given credit with Purchaser for all prior years of continuous service with the Seller.

          (c) Any earned but unused vacation pay to which any employee is entitled under the terms of the Seller's vacation pay policy and which is reserved for on the Closing Date Balance Sheet shall be credited as vacation days to which the employee is to be entitled under the vacation pay policy maintained by the Purchaser.

          7.10 OPINION OF COUNSEL. Purchaser shall have delivered to Seller and Parent an opinion of Kilpatrick Stockton
LLP, counsel for such party, in the form attached hereto as
Exhibit I.

          7.11. RESOLUTIONS. Purchaser shall have delivered to Seller and Parent duly adopted resolutions of its board of directors, certified by its Secretary or Assistant Secretary as of the date of the Closing, authorizing and approving the

execution of this Agreement and the taking of all other actions necessary to enable Purchaser to comply with the terms hereof and to consummate the transactions contemplated hereby.

8.  INDEMNITIES

          8.1. INDEMNIFICATION OF PURCHASER. (a) In accordance with and subject to the provisions of this ARTICLE 8, Seller and Parent (the "INDEMNITORS") shall, jointly and severally indemnify and hold harmless Purchaser, its Affiliates and their respective officers, directors, agents and employees (collectively, "INDEMNITEES") from and against and in respect of any loss, damage, Liability, cost and expense, including reasonable attorneys' fees and amounts paid in settlement (collectively, "INDEMNIFIED LOSSES"), suffered or incurred by any Indemnitee by reason of, or arising out of:

          (i) any misrepresentation or breach of representation or warranty contained in this Agreement, or in any instrument, certificate, agreement or other writing delivered by or on behalf of Seller or Parent pursuant to this Agreement or in connection with the transactions contemplated herein, or the breach of any covenant or agreement of Seller or Parent contained in this Agreement, or in any instrument, certificate, agreement or other writing delivered to Purchaser by or on behalf of Seller or Parent pursuant to this Agreement, or in connection with the transactions contemplated herein (provided, however, that with respect to any claims for Indemnified Losses made with respect to
SECTION 3.11(c), Seller's liability under this ARTICLE 8 shall be limited to the cost of repairing any system which fails to comply with SECTION 3.11(c));

          (ii) all obligations and Liabilities of Seller other than the Assumed Liabilities;

          (iii)     any claims, Liabilities, obligations,
damages, costs, and expenses, known or unknown, fixed or contingent, claimed or demanded by third Persons arising out of or resulting from Seller's ownership or operation of the Seller's
Business or the Transferred Assets prior to and including the Closing Date;

          (iv) any and all losses, Liabilities or damages resulting from or arising out of any failure to comply with any "bulk sales" laws applicable to the transactions contemplated by this Agreement; and

          (v) all Actions, Orders, assessments, fees and expenses incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnification.

    (b)  Indemnitees shall not be entitled to indemnification
(i) for a breach of any representation or warranty pursuant to SECTION 8(a)(i) above or (ii) for any obligations pursuant to SECTION 8(a)(v) with respect to claims made under SECTION 8(a)(i), unless the aggregate amount of the Indemnitors indemnification obligations to the Indemnitees pursuant to

SECTIONS 8(a)(i) and 8(a)(v) (with respect to claims made under SECTION 8(a)(i)) exceeds $100,000, but in such event, the Indemnitees shall be entitled to indemnification in full for all Indemnified Losses, including all prior and all future
Indemnified Losses.

          8.2. PAYMENT. The Indemnitors shall, subject to the provisions of this SECTION 8.2, reimburse the Indemnitees entitled to recover Indemnified Losses within 10 days of written demand on the Indemnitors therefor. If the Indemnitors object to any claim made by an Indemnitee hereunder and the Indemnitee initiates legal action with respect thereto, the Indemnitee agrees to join all affected parties in such action so that the rights and liabilities of the parties under this Agreement with respect to such claim may be resolved in one action.
If any claim for Indemnified Losses that does not relate to a claim or Action by a third party arises after the date hereof, the Indemnitee Agent (as defined in SECTION 8.3) shall provide written notice thereof to the Indemnitors. The amount and liability for such claim shall be deemed final unless the Indemnitors notify the Indemnitee Agent in writing within 45 days of their receipt of such written notice that they dispute such claim. The Indemnitors shall pay or reimburse the Indemnitees for any such Indemnified Loss within 30 days after such loss is deemed final; provided, that such payment shall be made first from the Escrow Fund, to the extent thereof, and thereafter, by the Indemnitors, jointly and severally.

          8.3. DEFENSE OF CLAIMS. (a) If any claim or Action by a third party arises after the date hereof for which the Indemnitors may be liable under the terms of this Agreement, then Purchaser, as the agent for the Indemnitees (the "INDEMNITEE AGENT"), shall notify the Indemnitors within a reasonable time after such claim or Action arises and is known to Purchaser, and shall give the Indemnitors a reasonable opportunity: (i) to conduct any proceedings or negotiations in connection therewith and necessary or appropriate to defend the Indemnitee; (ii) to take all other required steps or proceedings to settle or defend any such claim or Action; and (iii) to employ counsel to contest any such claim or Action in the name of the Indemnitee or otherwise.

          (b) The expenses of all proceedings, contests or lawsuits with respect to such claims or Actions shall be borne by the Indemnitors. If the Indemnitors wish to assume the defense of such claim or Action, then they shall give written notice to the Indemnitee Agent within 30 days after notice from the Indemnitee Agent of such claim or Action (unless the claim or action reasonably requires a response in less than 30 days after the notice is given to the Indemnitors, in which event the Indemnitors shall notify the Indemnitee Agent at least 10 days prior to such reasonably required response date), and the Indemnitors shall thereafter assume the defense of any such claim or liability, through counsel reasonably satisfactory to the Indemnitee; provided that the Indemnitee may participate in such defense at its own expense. The Indemnitees shall have the right to control the defense of the claim or Action unless and until the Indemnitors shall (i) assume the defense of such claim or Action, and (ii) acknowledge in writing to the Indemnitee Agent that the Indemnitors shall be obligated under the terms of their indemnity hereunder to the Indemnitees in connection with such claim or Action; provided, however, that the Indemnitors may not

settle such claim or Action without the Indemnitees' prior written consent, which shall not be unreasonably withheld.

          (c) If the Indemnitors do not assume the defense of, or if after so assuming the Indemnitors fail to defend, any such claim or Action, then the Indemnitees may defend against such claim or Action in such manner as the Indemnitees may deem appropriate (provided that the Indemnitors may participate in such defense at their own expense), and the Indemnitors shall promptly reimburse the Indemnitees for the amount of all expenses, legal and otherwise, reasonably and necessarily incurred by the Indemnitees in connection with the defense against and settlement of such claim or Action. If no settlement of such claim or Action is made, the Indemnitors shall satisfy any judgment rendered with respect to such claim or in such Action, before the Indemnitees are required to do so, and pay all expenses, legal or otherwise, reasonably and necessarily incurred by the Indemnitee in the defense of such claim or Action.

          (d) If an Order is rendered against the Indemnitees in any Action covered by the indemnification hereunder, or any Lien in respect of such Order attaches to any of the assets of the Indemnitees, the Indemnitors shall immediately upon such entry or attachment pay any amount required by such Order in full, or discharge such Lien unless, at the expense and request of the Indemnitors, an appeal is taken under which the execution of the Order or satisfaction of the Lien is stayed. If and when a final Order is rendered in any such Action, the Indemnitors shall forthwith pay any amount required by such Order or discharge such Lien before the Indemnitee is compelled to do so.

          8.4. SURVIVAL. (a) No investigation made heretofore by Purchaser shall limit or affect the representations, warranties, covenants and indemnities of Seller and Parent hereunder, each of which shall survive any such investigation. For purposes of the indemnification provided in this ARTICLE 8, the representations and warranties of Seller and Parent contained in this Agreement, and all certificates, instruments, agreements or other writings delivered by or on behalf of Seller and Parent pursuant to this Agreement or in connection with the transactions contemplated herein shall survive any investigation heretofore or hereafter made by Purchaser and the Closing, and shall continue in full force and effect for the periods specified below (the "SURVIVAL PERIOD"):

               (i) the representations and warranties relating to the reporting, payment or liability for Taxes or environmental matters shall survive until the expiration of the longest applicable statute or period of limitations, and any extensions thereof; and

               (ii) all other representations and warranties of Seller and Parent (other than those contained in SECTIONs 3.1, 3.2 and 3.3, which shall survive indefinitely) shall be of no further force and effect upon the second anniversary of the Closing.

          (b) Anything herein to the contrary notwithstanding, the Survival Period shall be extended automatically to include any time period necessary to resolve a claim for indemnification which was made prior to the expiration of the Survival Period but not resolved prior to its expiration, but any such extension

shall apply only as to the claims asserted and not so resolved within the Survival Period. Liability for any such item shall continue until such claim shall have been finally settled, decided or adjudicated.

          8.5. INDEMNIFICATION BY PURCHASER. Purchaser shall indemnify and hold harmless Seller and Parent from, against and in respect of any and all claims, demands, Actions, assessments, judgments, losses, damages, Liabilities, costs and expenses, including reasonable attorneys' fees and amounts paid in settlement, suffered or incurred by Seller and Parent by reason of or arising out of (a) Purchaser's failure to pay or perform any of the Assumed Liabilities, (b) any Liability that arises after the Closing Date from Purchaser's operation of the Seller's Business; (c) breach of any representation or warranty contained in this Agreement or in any instrument, certificate, agreement, or writing delivered to Seller or Parent by or on behalf of Purchaser pursuant to this Agreement or in connection with the transactions contemplated herein; and (d) breach of any covenant or agreement of Purchaser contained in this Agreement or in any instrument, certificate or agreement or other writing delivered to Seller or Parent by or on behalf of Purchaser pursuant to this Agreement or in connection with the transactions contemplated herein; provided, however, that nothing contained in this SECTION
8.5 shall obligate Purchaser to indemnify Seller or Parent with respect to any matter as to which Seller or Parent is obligated to indemnify the Indemnitees pursuant to SECTION 8.1. The procedures governing indemnification by Seller and Parent in SECTIONs 8.2 and 8.3 shall apply to claims brought under this
SECTION 8.5 mutatis mutandis.

9. TERMINATION

          9.1. TERMINATION FOR CERTAIN REASONS. If any conditions to Closing contained in ARTICLEs 6 or 7 shall not have been satisfied on or before July 1, 1998, then, unless otherwise agreed by the parties in writing, the party or parties entitled to the benefit of such condition shall, in its or their sole discretion, either (x) waive the satisfaction of such condition in writing and proceed with the Closing, or (y) terminate this Agreement, provided that such terminating party shall have complied with or performed or tendered performance of all covenants and agreements to be complied with or performed by it prior to or at the Closing, and satisfied all conditions contained herein which are to be complied with, performed or satisfied by such party immediately prior to or at the Closing. Each party hereto shall promptly notify the other parties hereto in writing if it becomes aware of circumstances which would cause such party or another party to breach or be unable to comply with or perform the conditions to Closing contained in ARTICLEs 6 or 7, as applicable.

          9.2. EFFECT OF TERMINATION. Upon any termination pursuant to SECTION 9.1, no party shall have any further rights, Liabilities or obligations hereunder; provided, however, that, if any of the terms and conditions contained herein have been breached by any party, the non-breaching party may pursue any and all rights and remedies it may have at Law, in equity or otherwise, by reason of such breach regardless of such termination, and such termination shall not constitute an election of remedies. The obligations of Seller and Parent pursuant to this SECTION 9.2 shall survive any termination hereof.

10. MISCELLANEOUS

          10.1. NOTICES. All notices and other communicationsr equired or permitted to be given or made hereunder shall be in writing and delivered personally or sent by pre-paid, first class certified or registered mail, return receipt requested, or by facsimile transmission, to the intended recipient thereof at its address or facsimile number set out below. Any such notice or communication shall be deemed to have been duly given immediately (if given or made in person or by facsimile confirmed by mailing a copy thereof to the recipient in accordance with this SECTION
10.1 on the date of such facsimile), or three days after mailing (if given or made by mail), and in proving same it shall be sufficient to show that the envelope containing the same was delivered to the delivery or postal service and duly addressed, or that receipt of a facsimile was confirmed by the recipient as provided above. The addresses and facsimile numbers of the parties for purposes of this Agreement are:

          (i)  If to Purchaser:   Pameco Corporation
                                  1000 Center Place
                                  Norcross, Georgia  30093
                                  Attn:  Ted Kallgren
                                  Telephone No.:  (770) 798-0700
                                  Facsimile No.:  (770) 798-0618

               With copies to:    Kilpatrick Stockton LLP
                                  Suite 2800
                                  1100 Peachtree Street
                                  Atlanta, Georgia 30309-4530
                                  Attn:  James Steinberg, Esq.
                                  Telephone No.:  (404) 815-6500
                                  Facsimile No.:  (404) 815-6555



          (ii) If to Seller       Park Heating and Air Conditioning
               or Parent:         Supply Co., Inc.
                                  5000 W. Roosevelt Rd.
                                  Chicago, Illinois 60644
                                  Attn:  Ron Greenspon
                                  Telephone No.:  (773) 261-3700
                                  Facsimile No.:  (773) 261-4195

               With copies to:    Sachnoff & Weaver Ltd.
                                  30 S. Wacker Drive, 29th Floor
                                  Chicago, Illinois 60606-6467
                                  Attn: Austin Hirsch, Esq.
                                  Telephone No.: (312) 207-6467
                                  Facsimile No.: (312) 207-6400

          (b) Any party may change the address(es) or facsimile number(s) to which notices or other communications to such party shall be delivered, mailed or transmitted by giving notice thereof to the other parties hereto in the manner provided herein.

          10.2. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

          10.3. GOVERNING LAW. The validity and effect of this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Illinois, without regard to its conflicts of laws rules.

          10.4. SUCCESSORS AND ASSIGNS AND SUBSTITUTE PURCHASER. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither Seller nor Parent may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of Purchaser. This Agreement may be assigned by Purchaser to any Affiliate of Purchaser, but no such assignment shall relieve Purchaser of its obligations hereunder.

          10.5. PARTIAL INVALIDITY AND SEVERABILITY. All rights and restrictions contained herein may be exercised and shall be applicable and binding only to the extent that they do not violate any Law and are intended to be limited to the extent necessary to render this Agreement legal, valid and enforceable. If any term of this Agreement, or part thereof, not essential to the commercial purpose of this Agreement is held to be illegal, invalid or unenforceable by a Tribunal of competent jurisdiction, then the remaining terms hereof, or part thereof, shall constitute the agreement of the parties with respect to the subject matter hereof and all such remaining terms, or parts thereof, shall remain in full force and effect. To the extent legally permissible, any illegal, invalid or unenforceable provision of this Agreement shall be replaced by a valid provision which will implement the commercial purpose of the illegal, invalid or unenforceable provision.

          10.6. WAIVER. Any term or condition of this Agreement may be waived at any time by the party which is entitled to the benefit thereof, but only if such waiver is evidenced by a writing expressly referring to this Agreement and signed by such party. No failure on the part of any party hereto to exercise, and no delay in exercising any right, power or remedy created hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. No waiver by any party hereto of any breach of or default in any term or condition of this Agreement shall constitute a waiver of or assent to any succeeding breach of or default in the same or any other term or condition hereof.

          10.7. HEADINGS. The headings of particular provisions of this Agreement are inserted for convenience of reference only and shall not be construed as a part of this Agreement or serve as a limitation or expansion on the scope of any term or provision of this Agreement.

          10.8. NUMBER AND GENDER. Where the context requires, the use of the singular form herein shall include the plural, the use of the plural shall include the singular, and the use of any gender shall include all genders.

          10.9. ENTIRE AGREEMENT. This Agreement and the ancillary agreements contemplated hereunder supersede all prior discussions and agreements between the parties with respect to the subject matter hereof, and this Agreement (together with the Exhibits and Schedules hereto) contains the sole and entire agreement between the parties with respect to the matters covered hereby. This Agreement shall not be altered or amended except by an instrument in writing signed by or on behalf of the party entitled to the benefit of the provision against whom enforcement is sought.

          10.10. DISPUTE RESOLUTION. (a) Any and all disputes arising out of or in connection with the negotiation, execution, interpretation, performance or nonperformance of this Agreement and the transactions contemplated herein (other than the payment of monies) shall be solely and finally settled by arbitration which shall be conducted in Louisville, Kentucky, in accordance with the Rules for Non-Administered Arbitration of Business Disputes (the "RULES") as promulgated from time to time by the CPR Institute for Dispute Resolution in New York, New York (the "CPR"), by a panel of three arbitrators selected by the CPR in accordance with the Rules (the "ARBITRATORS"). The Arbitrators shall be lawyers experienced in corporate acquisition transactions and shall not have been employed by or affiliated with any of the parties or their Affiliates. The parties hereby renounce all recourse to litigation and agree that the award of the Arbitrators shall be final and subject to no judicial review. The Arbitrators shall decide the issues submitted to them, in writing, and in accordance with: (i) the provisions and commercial purposes of this Agreement; and (ii) the laws of the State of Illinois (without regard to its conflicts of laws rules).

          (b) The parties agree to facilitate the arbitration by: (i) making available to one another and to the Arbitrators for examination, inspection and extraction all documents, books, records and personnel under their control if determined by the Arbitrators to be relevant to the dispute; (ii) conducting arbitration hearings to the greatest extent possible on successive days; and (iii) observing strictly the time periods established by the Rules or by the Arbitrators for submission of evidence or briefs.

          (c) Judgment on the award of the Arbitrators may be entered in any court having jurisdiction over the party against which enforcement of the award is being sought. Subject to the provisions of ARTICLE 8, the Arbitrators shall divide all costs (other than fees of counsel) incurred in conducting the arbitration in their final award in accordance with what they deem just and equitable under the circumstances.

          10.11. NO THIRD PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any Person or entity other than the parties hereto and their respective successors and permitted assigns.

11. DEFINITIONS

          For purposes of this Agreement, the following terms have the meanings specified with respect thereto below:

          "ACTION" means any action, suit, litigation, complaint, counterclaim, claim, petition, investigation, mediation contest, set-off or administrative proceeding, whether at law, in equity, in arbitration or otherwise, and whether conducted by or before any Government, any Tribunal or any other Person.

          "AFFILIATE" of any Person means any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with the former person, where "control" means the power, directly or indirectly, to direct or cause the direction of the management and policies of another person, whether through the ownership of voting securities, by contract or otherwise.

          "EBITDA" means net income, plus all amounts deducted in the computation of such net income (i) on account of interest and on account of taxes imposed on or measured by income, and (ii) for depreciation and amortization, in all cases determined in accordance with GAAP.

          "ENVIRONMENTAL LAW" means a Law existing as of the date hereof relating to health, safety or the environment, including, without limitation, a Law relating to the manufacture, generation, processing, distribution, application, use, treatment, transport, handling or storage (whether alone or below ground) of, or emissions, discharges, releases or threatened releases into the environment (including without limitation ambient air, surface water, ground water, soil and subsoil) of, pollutants, contaminants, petroleum products, chemicals, or industrial waste, Hazardous Materials, other solids, liquids, gases or wastes, heat, light, noise, radiation, electro-magnetic fields and other forms of matter or energy of every kind and nature and the proper containment and disposal of the same, or to occupational or worker safety and health.

          "ENVIRONMENTAL PERMITS" means all permits, licenses, certificates, approvals, authorizations, regulatory plans and compliance schedules required as of the date hereof by applicable Environmental Laws, or issued by a Government pursuant to applicable Environmental Law, or entered into by agreement of the party to be bound, relating to activities that affect human health or the environment, including without limitation, permits, licenses, certificates, approvals, authorizations, regulatory plans and compliance schedules for air emissions, water discharges, pesticide and herbicide or other agricultural chemical storage, use or application, and Hazardous Material or Solid Waste generation, use, storage, treatment and disposal.

          "GAAP" means generally accepted accounting principles, consistently applied.

          "GOVERNMENT" means any federal, national, state, provincial, local, municipal, or foreign government or any department, commission, board, bureau, agency, instrumentality, unit, or taxing authority thereof.

          "HAZARDOUS MATERIAL" means any substance or material, including, without limitation, any raw material, commercial product, waste or waste product that, because of its quantity, concentration, or physical, chemical or infectious characteristics may cause or significantly contribute to an increase in mortality or an increase in serious, irreversible or incapacitating illness, or pose a substantial hazard to human health or the environment, including without limitation all substances and materials designated as hazardous or toxic under any applicable Environmental Law and including, without limitation, gasoline, fuel oil and other petroleum products, except for vehicle fuels and petroleum products and typical cleaning maintenance chemicals used in the normal course, to the extent not released.

          "HSR ACT" means the Hart-Scott-Rodino Antitrust
Improvements Act of 1976, or any successor Law, and any rules and regulations issued or promulgated pursuant to such Act.

          "IMPROVEMENTS" means all buildings, structures and other improvements of any and every nature located on the Real Property and all fixtures attached or affixed, actually or constructively, to the Real Property or to any such buildings, structures or other improvements.

          "KNOWN," "TO THE KNOWLEDGE OF," "AWARE" or words of similar import employed in this Agreement with reference to any individual or entity shall be conclusively presumed to mean that the individual or entity has made reasonable and diligent efforts under the circumstances to become knowledgeable; in the case of Seller and Parent, "KNOWLEDGE" shall be deemed to be the individual and collective knowledge (as defined above) of its directors and senior officers and managers.

          "LAWS" mean all federal, national, international, state, provincial, local, municipal or foreign constitutions, statutes, rules, regulations, ordinances, acts, codes, legislation, treaties, conventions, judicial decisions, common law, equity or similar laws or legal requirements as in effect from time to time.

          "LEASED REAL PROPERTY" means all leasehold and similar interests in real property leased from third parties by Seller for use in the operation of the Seller's Business, and all of Seller's rights, title and interest in and to all Improvements thereon, together with all easements, rights of way, licenses and other interests therein.

          "LIABILITY" means any liability or obligation whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated and whether due or to become due.

          "LIEN" means any mortgage, pledge, hypothecation, security interest, encumbrance, claim, restriction on use, lien or charge of any kind, or any rights of others, however evidenced or created (including any agreement to give any of the foregoing), any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the lien notice records, Uniform Commercial Code indices or other similar public records of any jurisdiction.

          "ORDERS" means any order, writ, judgment, decree, ruling, consent agreement, or award of or by any Tribunal or entered by consent of the party to be bound.

          "PERSON" means an individual, partnership, joint venture, corporation, limited liability company, trust, unincorporated organization, or Government.

          "RELATED PARTY" means any Person (i) owning, or formerly owning, beneficially or of record, directly or indirectly any of the shares of or other equity interest in Seller; (ii) any Affiliate of such Person; (iii) any director or officer of Seller; (iv) any Person in which any of the foregoing Persons has, directly or indirectly, at least a five percent (5.0%) beneficial interest in the capital stock or other type of equity interest of such Person, or (v) any partnership in which any of the foregoing Persons is a general partner or has at least a five percent (5.0%) beneficial interest.

          "TAXES" means any present or future taxes, levies, imposts, duties, fees, assessments, deductions, withholdings or other charges of whatever nature, including without limitation income, gross receipts, excise, property, sales, use, customs, value added, consumption, transfer, license, payroll, employee income, withholding, social security, and franchise taxes, now or hereafter imposed or levied by the United States of America, any state, or any Government or by any department, agency or other political subdivision or taxing authority thereof or therein, all deposits required in connection therewith, and all interests, penalties, additions to tax, and other similar liabilities with respect thereto.

          "TERRITORY" means the following states: Illinois, Michigan, Indiana and Wisconsin.

          "TRIBUNAL" means any federal, national, state, local, municipal or foreign court, governmental agency, administrative body or agency, tribunal, private alternative dispute resolution system, or arbitration panel.

           [Remainder of page intentionally left blank]

          IN WITNESS WHEREOF, the parties have executed this Agreement or caused it to be executed by their duly authorized officers and agents as of the day and year first above written. Signatures of the parties transmitted by facsimile shall be valid and binding for all purposes.

                            PURCHASER:

                            PAMECO CORPORATION


                            By: /s/ Theodore R. Kallgren
                                  Name: Theodore R. Kallgren
                                  Title: V.P. CFO


                            SELLER:

                            PARK HEATING AND AIR CONDITIONING
                              SUPPLY CO., INC.


                            By: /s/ Ronald Greenspon
                                 Name: Ronald Greenspon
                                 Title: President


                            PARENT:

                            ______________________________


                            By: /s/ Dennis I. Greenspon
                                  Name: Dennis I. Greenspon
                                   Title: President

     The undersigned, Ronald Greenspon, hereby agrees to be a party to this Agreement for the limited purpose of agreeing to be bound by the terms of SECTION 2.3 hereof given his position as president of the Seller and as a significant indirect owner of the Seller, who will benefit substantially from the transactions contemplated herein.


                             /s/ Ronald Greenspon
                            Ronald Greenspon